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

                                                Exhibit 21

                                     Arrhythmia Research Technology, Inc.

                                            List of Subsidiaries

                    Name of Company                                 Jurisdiction or Incorporation

                    Evolution, Inc.                                             Nevada

                 Micron Products, Inc.                                      Massachusetts

                                            Micron Products, Inc.

                                            List of Subsidiaries

            Micron Acquisition Corporation                                     Delaware

                 Micron Leasing, Inc.                                       Massachusetts

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